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                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103

September 21, 2001

Universal Display Corporation
375 Phillips Boulevard
Ewing, NJ  08618

Re:      Universal Display Corporation
         Registration Statement on Form S-3 Relating to the
         Registration of 2,580,338 shares of Common Stock, $.01 par value
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Ladies and Gentlemen:

We have acted as counsel to Universal Display Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, relating to 2,580,338 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), to be sold by the selling shareholders named in the Registration Statement.

The Shares include: (i) shares of Common Stock that are issuable upon the conversion of (A) 5,000 shares of Series C Convertible Preferred Stock (the "Series C Shares") and (B) up to 5,000 shares of Series D Convertible Preferred Stock that the selling security holders identified in the Registration Statement may acquire in the future (the "Series D Shares") in accordance with the terms of the Securities Purchase Agreement dated as of August 22, 2001 among the Company and the purchasers identified therein, as amended (the "Purchase Agreement"), which is incorporated by reference as an exhibit to the Registration Statement; and (ii) shares of Common Stock that may be issuable upon the exercise of warrants (the "Warrants") issued as of August 22, 2001 in accordance with the terms of the Purchase Agreement and a letter agreement between the Company and Gerard Klauer Mattison & Co., Inc. (the "GKM Agreement").

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto (including, without limitation, the Statement of Designations, Preferences and Rights of Series C Convertible Preferred Stock (the "Series C Statement"), the Form of Terms of Series D Convertible Preferred Stock (the "Series D Statement"), the Purchase Agreement and the Warrants), the GKM Agreement, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed: (i) that the Series D Shares will be issued and sold in accordance with the terms of the Purchase Agreement; (ii) that the Series D Statement in the form to be initially filed as an exhibit to the Registration Statement, but also including (A) such information as is necessary to complete the definition of the term "Conversion Price" in Section 2 of the Series D Statement; and (B) the date upon which increases in Stated Value shall occur pursuant to Section 4 of the Series D Statement (the "Series D Statement Modification") will be filed, prior to the issuance of any Series D Shares, with the Department of State of the Commonwealth of Pennsylvania; and (iii) the genuineness of documents submitted to us as originals and the genuineness of, and conformity with, the original of all documents submitted to us as copies thereof.

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September 21, 2001
Page 2

Based upon the foregoing, we are of the opinion that (i) the portion of the Shares issuable upon the conversion of the Series C Shares are duly authorized and, when issued in accordance with the terms of the Series C Statement, will be validly issued, fully paid and non-assessable; (ii) the portion of the Shares issuable upon the conversion of the Series D Shares are duly authorized and, following the filing of the Series D Statement (including the Series D Statement Modification) with the Department of State of the Commonwealth of Pennsylvania and the issuance of the Series D Shares in accordance with the terms of the Purchase Agreement, will be, when issued in accordance with the terms of the Series D Shares, validly issued, fully paid and non-assessable; and (iii) that the portion of the Shares issuable upon the exercise of the Warrants are duly authorized and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm under the caption "Legal Opinion" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP